Exhibit 99.1

INCOME FUND
EIGHT A L.P.

PORTFOLIO OVERVIEW

3rd QUARTER

2006

ICON Income Fund Eight A L.P.

- 3rd Quarter 2006 Portfolio Overview -

Dear Partner of ICON Income Fund Eight A L.P.:

ICON Income Fund Eight A L.P. (“Eight A”) raised $75,000,000 commencing with its initial offering on September 23, 1998 through the closing of the offering on May 17, 2000. As of September 30, 2006, Eight A had 735,232 limited partnership units outstanding and no additional partners have been admitted.

During the Fall of 2005, Eight A entered its Liquidation Period, during which its assets will be sold in the orderly course of its operations. The leased equipment in Eight A’s portfolio is subject to two types of leases: (i) growth leases, where the rental cash flows have been assigned or pledged to a lender, and (ii) income leases, where the fund retains the rental cash flows. While income leases produce monthly cash flows, growth leases permit Eight A to retain an interest in the future value of the equipment. Eight A’s General Partner, ICON Capital Corp. (the “General Partner”), expects that the future value of the equipment in growth leases will be greater than Eight A’s initial cash investment.

Cash generated from these investments has facilitated Eight A’s distributions to investors. The availability of cash used for distributions to limited partners depends on the requirements for expenses and reserves.

News Covering the Reporting Period

•  Global Crossing Telecommunications, Inc. (“Global Crossing”), an internet protocol based telecommunications provider, announced that the number of its enterprise and carrier customers increased 64% year over year in the second quarter 2006. Overall IP traffic more than doubled in Mexico during the second quarter 2006 compared to the previous year, outpacing Global Crossing’s worldwide IP growth during the same period. (Source: Global Crossing press release, dated August 23, 2006)

•  FedEx Express, a division of FedEx Corp. (“FedEx”), and the U.S. Postal Service announced a new agreement for domestic air transportation of mail through 2013. FedEx Express will continue to fly over 4 million pounds of U.S. mail every business day. FedEx expects the contract to generate approximately $8 billion in revenue over the life of the seven-year contract. (Source: FedEx press release, dated August 1, 2006)

Neither Eight A nor the General Partner accepts any responsibility for, or assumes any liability for, any duty to update or reliance upon the contents, accuracy, completeness, usefulness or timeliness of any of the information contained under the heading “News Covering the Reporting Period.”

Portfolio Overview

Eight A’s leased equipment portfolio is comprised of investments made both directly and indirectly through joint ventures with its affiliates. Presently, Eight A’s portfolio consists primarily of:

Income leases

•  Manufacturing equipment subject to a thirty-six month lease with PlayCore Wisconsin, Inc. The equipment is used in the manufacture of playground equipment and backyard products for consumer and commercial markets such as municipalities, parks, recreation departments, schools and other institutions. The cash purchase price of the equipment was approximately $4,000,000. The lease is scheduled to expire on December 31, 2008.

•  State-of-the-art telecommunications equipment that Eight A, along with certain of its affiliates, acquired from various vendors. The equipment is subject to a forty-eight month lease with Global Crossing, which lease is scheduled to expire in March 2010. Eight A purchased its 8% ownership interest in the entity that owns the equipment for approximately $2,000,000.

•  Office fixtures, furniture and telephone systems subject to a finance lease with Regus Business Centre Corp. Eight A purchased the equipment for approximately $4.8 million in cash. In March 2003, the lease was restructured as part of a bankruptcy settlement. The lease was extended for an additional 48 months at a reduced rental rate.

Growth leases

•  A 90% interest in one McDonnell Douglas DC-10-30 aircraft (N318FE) on lease to FedEx. Eight A’s interest in the aircraft was purchased for $19,340,000, of which approximately $3,436,000 was paid in cash and the balance was comprised of non-recourse debt. The lease expires in March 2007. During 2005, Eight A recorded an impairment loss of $3,586,000 on the aircraft.

•  A tugboat (M/V Michigan) and oil barge (Great Lakes) chartered to Keystone Great Lakes until January 2008. The charter is guaranteed by BP Amoco Plc. These vessels were purchased for approximately $12,923,000, of which approximately $5,628,000 was paid in cash.

Unguaranteed Residual Interests

A $1,997,000 investment in an unguaranteed residual interest in an offshore oil drilling rig.

Off-lease Equipment

Airbus A310-200 aircraft rotables formerly leased to Sabena Belgian World Airways, Sabena Oman and Sabena MEA. At September 30, 2006, the General Partner, based upon recent negotiations with potential buyers, determined that the aircraft rotables may be impaired. Accordingly, Eight A recorded an impairment loss for approximately $115,500 to more closely reflect the current fair value of the aircraft rotables. The total impairment loss on these rotables during 2006 is approximately $257,440. All of the aircraft rotables are currently off lease and are being actively remarketed.

10% Status Report

As of the end of the reporting period, the assets subject to two leases individually constituted at least 10% of the aggregate purchase price of Eight A’s asset portfolio: (1) the FedEx N318FE; and (2) the M/V Michigan and Great Lakes. Only the M/V Michigan and Great Lakes charter is scheduled to remain on lease throughout the next fiscal year. As of September 30, 2006, the FedEx N318FE aircraft had six months remaining on its lease, which is scheduled to expire in March 2007. The charter for the M/V Michigan and Great Lakes is scheduled to expire in January 2008.

The FedEx N318FE was manufactured in 1979. To the best of the General Partner’s knowledge, the aircraft retains an Airworthiness Certificate and is maintained in accordance with the rules and regulations of the aviation authority as required under its lease. M/V Michigan and Great Lakes were both built in 1982. To the best of the General Partner’s knowledge, both vessels remain seaworthy, maintained in good commercial marine standards and in accordance with the laws and regulations of the U.S.C.G., as required under each charter.

Distribution Analysis

As mentioned above, during the Fall of 2005 Eight A entered into its Liquidation Period. From the start of the Liquidation Period through August 2006 Eight A continued to make monthly distributions at a rate of 5.375% per annum. As of September 1, 2006, Eight A reduced its distribution rate to 3.5% per annum. Cash available for distributions was generated substantially through cash from operations. From the inception of the offering period, Eight A has made ninety-six monthly distributions to its limited partners. During the first nine months of 2006, Eight A paid its limited partners $2,854,133 in cash distributions. As of September 30, 2006, a $10,000 investment made at the initial closing would have received $6,739 in cumulative distributions representing a return of approximately 67% of such initial investment.

Fund Summary
Offering Period	9/23/1998 - 5/17/2000
Size of offering	$75,000,000
Original No. of Investors	2,906

Outlook and Overview

Regus is the next lease scheduled to expire, which lease expires in February 2007.

As of September 30, 2006, Eight A had $180,745 in cash and cash equivalents on hand. Substantially all of Eight A’s cash flows are derived from income leases and residual realizations. On a monthly basis, Eight A deducts from such cash flows recurring operating expenses and assesses cash flows required for known re-leasing costs and equipment management costs. The remaining cash flows are then available for monthly distribution to investors.

ICON Income Fund Eight A L.P.
(A Delaware Limited Partnership)
Condensed Consolidated Balance Sheets

ASSETS

	(Unaudited)
	September 30	December 31,
	2006	2005
Cash and cash equivalents	$180,745	$1,419,446

Investments in finance leases:
Minimum rents receivable	3,937,028	5,696,391
Estimated unguaranteed residual values	200,000	200,000
Initial direct costs, net	104,112	138,816
Unearned income	(575,402)	(1,095,644)

Net investments in finance leases	3,665,738	4,939,563

Investments in operating leases:
Equipment, at cost	26,521,700	26,521,700
Accumulated depreciation	(14,015,804)	(11,412,469)

Net investments in operating leases	12,505,896	15,109,231

Investments in joint ventures	3,810,786	4,004,228
Equipment held for sale or lease, net	44,000	323,001
Other assets, net	360,919	805,465

Total assets	$20,568,084	$26,600,934

ICON Income Fund Eight A L.P.
(A Delaware Limited Partnership)
Condensed Consolidated Balance Sheets

LIABILITIES AND PARTNERS' EQUITY

	(Unaudited)
	September 30	December 31,
	2006	2005
Notes and accrued interest payable - non-recourse	$6,867,429	$12,701,548
Accounts payable and accrued expenses	232,119	376,301
Due to General Partner and affiliates	538,986	253,662
Minority interest	301,636	109,682
Deferred rental income	445,934	-

Total liabilities	8,386,104	13,441,193

Commitments and contingencies

Partners' equity:
General Partner	(526,134)	(517,128)
Limited Partners (735,232 and 736,882 units outstanding,
$100 per unit original issue price)	12,708,114	13,676,869

Total partners' equity	12,181,980	13,159,741

Total liabilities and partners' equity	$20,568,084	$26,600,934

ICON Income Fund Eight A L.P.
(A Delaware Limited Partnership)
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
Revenue:
Rental income	$1,809,064	$1,929,064	$5,427,191	$6,390,457
Finance income	146,676	58,025	520,242	909,698
Income from investments in joint ventures	57,843	5,516	161,924	6,527
Net gain on sales of equipment	-	99,552	-	4,886,943
Net gain on lease termination	-	630,000	-	630,000
Realized gain on sale of convertible notes	-	1,544,573	-	1,544,573
Interest and other income	(867)	56,358	27,033	178,574

Total revenue	2,012,716	4,323,088	6,136,390	14,546,772

Expenses:
Depreciation and amortization	717,711	1,887,803	2,643,754	6,058,975
Interest	136,577	290,575	441,977	1,215,000
Management fees - General Partner	-	147,300	174,711	282,509
Administrative expense reimbursements - General Partner	-	60,513	139,079	505,099
General and administrative	21,927	127,103	305,064	279,310
Impairment loss	115,500	-	257,440	1,836,395
Reversal of bad debt allowance	-	(62,842)	-	(62,842)
Minority interest	81,202	10,602	191,953	68,223

Total expenses	1,072,917	2,461,054	4,153,978	10,182,669

Net income	$939,799	$1,862,034	$1,982,412	$4,364,103

Net income allocable to:
Limited Partners	$930,401	$1,843,414	$1,962,588	$4,320,462
General Partner	9,398	18,620	19,824	43,641

	$939,799	$1,862,034	$1,982,412	$4,364,103

Weighted average number of limited partnership
units outstanding	735,232	739,515	736,054	739,515

Net income per weighted average limited
partnership unit outstanding	$1.27	$2.49	$2.67	$5.84

ICON Income Fund Eight A L.P.
(A Delaware Limited Partnership)
Condensed Statement of Changes in Partners' Equity
Nine Months Ended September 30, 2006
(Unaudited)

	Limited Partner			Total
	Units	Limited	General	Partners'
	Outstanding	Partners	Partner	Equity
Balance, January 1, 2006	736,882	$13,676,869	$(517,128)	$13,159,741

Limited partnership units redeemed	(1,650)	(77,210)	-	(77,210)
Cash distributions paid or accrued to partners	-	(2,854,133)	(28,830)	(2,882,963)
Net income	-	1,962,588	19,824	1,982,412

Balance, September 30, 2006	735,232	$12,708,114	$(526,134)	$12,181,980

ICON Income Fund Eight A L.P.
(A Delaware Limited Partnership)
Condensed Consolidated Statements of Cash Flows
Nine Months Ended September 30,
(Unaudited)

Increase (decrease) in cash and cash equivalents	2006	2005
Cash flows from operating activities:
Net income	$1,982,412	$4,364,103
Adjustments to reconcile net income to net cash
provided by (used in) operating activities:
Rental income paid directly to lenders by lessees	(5,289,970)	(6,390,457)
Finance income paid directly to lenders by lessees	(520,242)	(909,698)
Income from investments in joint ventures	(161,924)	(6,527)
Net gain on sales of equipment	-	(4,886,943)
Realized gain on sale of convertible notes	-	(1,544,573)
(Gain) loss on lease termination	-	(630,000)
Depreciation and amortization	2,643,754	6,058,975
Interest expense on non-recourse financing paid directly
to lenders by lessees	441,977	1,074,691
Impairment loss	257,440	1,836,395
Reversal of bad debt allowance	-	(62,842)
Minority interest	191,953	68,223
Changes in operating assets and liabilities:
Collection of principal - non-financed receivables	1,759,363	417,798
Other assets	(101,156)	(37,049)
Accrued interest income	-	108,120
Accounts payable and accrued expenses	(144,182)	83,135
Due to General Partner and affiliates, net	120,122	(95,906)
Deferred rental income	-	3,118

Net cash provided by (used in) operating activities	1,179,547	(549,437)

Cash flows from investing activities:
Proceeds from sales of equipment	21,561	25,076,809
Proceeds from lease termination	-	630,000
Proceeds from the sale of convertible notes	-	1,544,573
Distributions received from joint ventures	355,364	13,200

Net cash provided by investing activities	376,925	27,264,582

Cash flows from financing activities:
Cash distributions paid to partners	(2,882,963)	(3,014,076)
Cash paid for redemption of limited partnership units	(77,210)	-
Advances from General Partner, net	165,000	-
Repayments of notes payable- non-recourse	-	(11,597,623)
Repayments of notes payable- recourse	-	(5,400,000)
Proceeds from note payable - recourse	-	775,000

Net cash used in financing activities	(2,795,173)	(19,236,699)

Net (decrease) increase in cash and cash equivalents	(1,238,701)	7,478,446
Cash and cash equivalents, beginning of the period	1,419,446	718,195

Cash and cash equivalents, end of the period	$180,745	$8,196,641

ICON Income Fund Eight A L.P.
(A Delaware Limited Partnership)
Condensed Consolidated Statements of Cash Flows
Nine Months Ended September 30,
(Unaudited)

	2006	2005
Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$-	$140,309

Supplemental disclosure of non-cash investing and financing activities:
Principal and interest paid directly to lenders by lessees	$6,276,096	$10,590,128

Transactions with Related Parties

In accordance with the terms of the Management Agreement, Eight A paid the General Partner (i) management fees ranging from 1% to 7% based on a percentage of the rental payments received either directly by Eight A or through joint ventures and (ii) acquisition fees of 3% calculated based on the gross value of Eight A’s acquisition transactions. In addition, the General Partner was reimbursed for administrative expenses incurred by it in connection with Eight A's operations. Effective April 1, 2006, the General Partner waived its rights to future management fees and administrative expense reimbursements.

Fees and other expenses charged to operations incurred by Eight A and paid or accrued to the General Partner or its affiliates for the three and nine months ended September 30, 2006 and 2005, respectively, were as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
Management fees	$-	$147,300	$174,711	$282,509
Administrative expense reimbursements *	-	60,513	139,079	505,099

	$-	$207,813	$313,790	$787,608

*Limited Partners may obtain a summary of such expenses upon request.

Conclusion

Your participation in Eight A is greatly appreciated and we look forward to sharing future successes.

Sincerely,

ICON Capital Corp., General Partner

Beaufort J.B. Clarke	Thomas W. Martin
Chief Executive Officer and Chairman	Chief Operating Officer

ICON is committed to protecting the privacy of its investors in compliance with all applicable laws. Please be advised that, unless required by a regulatory authority such as the NASD or ordered by a court of competent jurisdiction, ICON will not share any of your personally identifiable information with any third party.

Forward-Looking Information - Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, or the PSLRA. These statements are being made pursuant to PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements. Forward-looking statements are those that do not relate solely to historical fact. They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expects,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of similar meaning. These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside of our control that may cause actual results to differ materially from those projected.

Additional Required Disclosure

To fulfill our promises to you we are required to make the following disclosures when applicable:

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you. It is typically filed either 45 or 90 days after the end of a quarter or year, respectively. Usually this means a filing will occur on or around March 30, May 15, August 15, and November 15 of each year. It contains financial statements and detailed sources and uses of cash plus explanatory notes. You are always entitled to these reports. Please access them by:

• Visiting www.iconsecurities.com
or
• Visiting www.sec.gov
or
• Writing us at: PO Box 192706, San Francisco, CA 94119-2706

We do not distribute these reports to you directly in order to keep Eight A’s costs down as mailing this report to all investors is expensive. Nevertheless, the reports are immediately available on your request.